Exhibit 99.1

THE LGL GROUP ANNOUNCES WEBINAR TO REVIEW ITS OPERATIONS

ORLANDO, FL September 2, 2022 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”) will hold a webinar to discuss its operations.

The webinar will be held on September 8, 2022 at 9:00am Eastern time (US and Canada).

You will need to access the following link to register in advance for this webinar:

https://us06web.zoom.us/webinar/register/WN_0h2SL-FtShWtSInwltYRSw

After registering, you will receive a confirmation email containing information about joining the webinar.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About The LGL Group, Inc.

In 1917, Lynch Glass Machinery Company, the predecessor of LGL, was formed, and emerged in the late twenties as a successful manufacturer of glass-forming machinery. The company was then renamed Lynch Corporation, and was incorporated in 1928, under the laws of the State of Indiana. In 1946, Lynch was listed on the “New York Curb Exchange,” the predecessor to the NYSE American. LGL Group’s long history of owning and operating various businesses in the precision engineering, manufacturing and communication services and media sectors. The Company is focused on growth through expanding new and existing operations across diverse industries.

The Company today has two reportable business segments; electronic components consisting of MtronPTI, and electronic instruments consisting of Precise Time and Frequency (“PTF”). The electronic components segment is focused on the design, manufacture and marketing of highly-engineered, high reliability frequency and spectrum control products. These electronic components ensure reliability and security in aerospace and defense communications, low noise and base accuracy for laboratory instruments, and synchronous data transfers throughout the wireless and Internet infrastructure. The electronic instruments segment, or PTF, is focused on the design and manufacture of high performance Frequency and Time Reference Standards that form the basis for timing and synchronization in various applications.

SPIN-OFF

The Spin-Off of the Company’s MtronPTI division was approved by the Company’s Board on August 3, 2022 and is expected to be effected through a pro rata issuance of shares of MtronPTI’s common stock to the Company’s stockholders structured as a tax-free distribution. Stockholders of the Company will receive one share of MtronPTI’s common stock for each share of the Company’s common stock held of record as of the close of business on the record date for the distribution. As a result, the Company’s stockholders as of the record date for the Spin-Off will also become the stockholders of MtronPTI after the Spin-Off. The Company will cease to have any ownership interest in MtronPTI following the Spin-Off, but the Company’s stockholders will, unless they sell their shares, be the stockholders of both the Company and MtronPTI. The spin-off of MtronPTI will enable shareholders to more clearly evaluate the performance and future potential of each entity on a standalone basis, while allowing each to pursue its own distinct business strategy and capital allocation policy. Separating MtronPTI as an independent, publicly owned company positions the business to increase value to both MtronPTI and LGL Group. The spin-off permits each company to tailor its strategic plans and growth opportunities, more efficiently raise and allocate resources, including capital raised through debt or equity offerings, flexibly use its own stock as currency for teammate incentive compensation and potential acquisitions, and provide investors a more targeted investment opportunity. The LGL Group continues to strive for profitable growth internally and by acquisition. The LGL Group, on a pro-forma standalone basis after the spin-off, will continue to own and develop its frequency reference and time standard synchronization solutions business through its Precise Time and Frequency LLC (“PTF”) subsidiary platform, and is expected to retain substantially all the company’s cash and marketable securities.

The LGL Group has successfully spun off several businesses over its history, including Lynch Interactive, The Morgan Group, Tremont Advisors, and others. MtronPTI itself sought to become an independently listed company via an IPO, filing a form S-1 registration statement with Needham & Company as the underwriter in 2000. This IPO was pulled as a result of market conditions. MtronPTI has an established and formidable presence in its key markets today and if the spin-off is completed, the standalone MtronPTI would continue providing market-leading engineered solutions to its defense and aerospace customers. The potential spin-off is thus a continuation of the company’s strategy of developing businesses and positioning them as independent entities to enhance shareholder value and alignment.

For more information on the Company and its products and services, contact Ivan Arteaga at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Ivan Arteaga

The LGL Group, Inc.

iarteaga@lglgroup.com

(407) 298-2000